Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2020, relating to the 2019 and 2018 financial statements of Venator Materials PLC.

/s/ Deloitte LLP

Leeds, United Kingdom

March 2nd 2021